SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) July 19, 2013

ANV SECURITY GROUP, INC.

(Exact name of Registrant as specified in its charter)

Nevada                                 000-53802                                   13-3089537

(State or other jurisdiction

(Commission File number)

      (IRS Employer

 of incorporation or organization)

     Identification No.)

8th Floor, Block B, R&D Building, Tsinghua Hi-Tech Park, North Area of Shenzhen Hi-Tech & Industrial Park, Nanshan District, Shenzhen, China  518057

 (Address of principal executive offices) (Zip Code)

0086-755-8665-6436

 (Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Daniel Lee resignation

Effective July 21, 2013, Daniel Sze Yuen Lee resigned as our Director to pursue other interests.  Mr. Lee’s resignation was not due to any disagreement with the Board or any other officer regarding any Company policy or action.

Paul Strickland appointment

Effective August 1, 2013, the Board appointed Paul Strickland, age 38, as an  independent director of the Company to serve until the next annual meeting of shareholders and until his successor shall be elected and shall qualify.

Mr. Strickland was an internet pioneer and entrepreneur in China in the 1990’s and has been an independent business consultant since that time.  He has served as a Senior Advisor to our Chairman Weixing Wang during the last year and has received compensation of $36,000 and will receive stock compensation in an amount to be agreed upon.  Mr. Strickland will not be compensated for serving as a director.

Item 9.01 Financial Statements and Exhibits.

EXHIBITS

None

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2013

ANV Security Group, Inc.

By:

/s/ Weixing Wang

Name: Weixing Wang

Title: President

2